Exhibit 99.1

Consolidated Financial Statements

December 31, 2025 and 2024

Wichita Falls Bancshares, Inc. and Subsidiaries

Wichita Falls Bancshares, Inc. and Subsidiaries

Table of Contents

December 31, 2025 and 2024

Independent Auditor’s Report

To the Board of Directors

Wichita Falls Bancshares, Inc. and Subsidiaries

Wichita Falls, Texas

Report on the Audit of the Consolidated Financial Statements and Internal Control over Financial Reporting

Opinions on the Financial Statements and Internal Control Over Financial Reporting

We have audited the consolidated financial statements of Wichita Falls Bancshares, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income, comprehensive income, changes in stockholder’s equity, and cash flows for the years ended December 31, 2025, 2024, and 2023, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years ended December 31, 2025, 2024, and 2023, in accordance with accounting principles generally accepted in the United States of America.

We also have audited the Company’s internal control over financial reporting, including controls overs preparation of regulatory financial statements in accordance with the instructions for the Parent Company only Financial Statements for Small Holding Companies (Form FR Y-9SP) and Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only and Total Assets Less than $5 Billion (Call Report Instructions) as of December 31, 2025, based on the criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2025, based on criteria established in the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audits of the Financial Statements and Internal Control Over Financial Reporting section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Responsibilities of Management for the Financial Statements and Internal Control over Financial Reporting

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Management is also responsible for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management Report Regarding Statement of Management’s Responsibilities, Compliance with Designated Laws and Regulations, and Management’s Assessment of Internal Control over Financial Reporting.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control Over Financial Reporting

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and about whether effective internal control over financial reporting was maintained in all material respects, and to issue an auditor’s report that includes our opinions.

Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit of financial statements or an audit of internal control over financial reporting conducted in accordance with GAAS will always detect a material misstatement or a material weakness when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered to be material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit of financial statements and an audit of internal control over financial reporting in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audits.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the financial statement audit in order to design audit procedures that are appropriate in the circumstances.

●	Obtain an understanding of internal control over financial reporting relevant to the audit of internal control over financial reporting, assess the risks that a material weakness exists, and test and evaluate the design and operating effectiveness of internal control over financial reporting based on the assessed risk.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the financial statement audit.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because of management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of the Company’s internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Consolidated Reports of Condition and Income for A Bank with Domestic Offices Only (Call Report instructions). An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect and correct misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary consolidating information is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Eide Bailly LLP

Tulsa, Oklahoma

March 24, 2026

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2025 and 2024

(in thousands, except per share data)

	2025	2024
Assets
Cash and cash equivalents
Cash and due from banks	$7,579	$25,191
Interest-bearing deposits	75,333	138,892
Total cash and equivalents	82,912	164,083

Debt securities available for sale, at fair value (amortized cost $53,089 and $59,429, net of allowance for credit losses of $0 and $0)	50,738	55,157
Debt securities held to maturity, net of allowance for credit losses of $0 and $0, (fair value 2025 - $318, 2024 - $501)	318	501
Restricted stock, at cost	3,621	12,686
Investment in unconsolidated subsidiary	279	279
Loans held-for-sale	2,621	1,999
Loans, net of allowance for credit losses of $10,596 and $10,815 as of December 31, 2025 and 2024, respectively	971,030	1,260,776
Premises and equipment, net	13,699	14,337
Accrued interest receivable	5,589	6,634
Bank-owned life insurance	13,740	13,606
Goodwill	4,379	4,379
Other intangible assets, net	768	948
Other assets	6,352	7,266
Total assets	$1,156,046	$1,542,651

Liabilities
Deposits	$1,022,561	$1,154,868
Repurchase agreements	1,193	2,302
Federal Home Loan Bank advances	64	205,189
Other borrowings	15,141	37,336
Subordinated debt	8,720	33,128
Allowance for credit losses on off-balance sheet credit exposures	212	1,746
Accrued interest payable	2,100	2,177
Other liabilities	3,286	8,671
Total liabilities	1,053,277	1,445,417

Stockholders' Equity
Common stock, par value $1 a share
Authorized - 1,000,000 shares; 620,912 shares issued and outstanding at December 31, 2025 and December 31, 2024	621	621
Capital surplus	33,277	33,277
Retained earnings	70,728	66,896
Accumulated other comprehensive loss	(1,857)	(3,560)
Total stockholders' equity	102,769	97,234
	$1,156,046	$1,542,651

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2025, 2024 and 2023

(in thousands, except per share data)

	2025	2024	2023
Interest Income
Interest and fees on loans	$70,106	$75,920	$62,872
Interest on debt securities
Taxable	1,427	1,415	416
Tax-exempt	997	1,203	1,401
Interest on federal funds sold and interest-bearing deposits in banks	2,473	1,741	1,542
Total interest income	75,003	80,279	66,231

Interest Expense
Deposits	33,970	36,241	25,386
Repurchase agreements	25	33	43
Borrowed funds	7,821	11,147	5,108
Subordinated debt	985	805	844
Total interest expense	42,801	48,226	31,381

Net interest income	32,202	32,053	34,850

Provision for credit losses	(1,370)	1,660	1,731
Net interest income after provision for loan and lease losses	33,572	30,393	33,119

Non-Interest Income
Service charges on deposit accounts	403	455	497
Mortgage loan sales/originations/processing	555	604	395
Loss on sale of securities	-	(440)	-
Loss on sale of assets	(1,913)	-	(1)
Loss on sale of foreclosed assets	(99)	-	(44)
Earnings on bank-owned life insurance	436	363	391
ATM/debit card interchange fees	734	780	834
Other	807	981	968
Total non-interest income	923	2,743	3,040

Non-Interest Expense
Salaries and employee benefits	14,627	16,323	17,573
Occupancy	2,329	2,650	2,662
Data processing	1,153	1,088	1,030
Director fees	520	545	510
Legal and professional fees	3,607	1,773	1,063
FDIC assessment	1,632	1,704	1,700
Mortgage expense	176	146	121
Telephone	522	502	496
Amortization of intangibles	180	180	180
Other	4,469	4,887	3,806
Total non-interest expense	29,215	29,798	29,141

Income before income taxes	5,280	3,338	7,018
Income tax expense (benefit)	1,014	(2,540)	-
Net Income	$4,266	$5,878	$7,018

Earnings per share:	$6.87	$10.04	$12.19

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2025, 2024 and 2023

(in thousands, except per share data)

	2025	2024	2023

Net Income	$4,266	$5,878	$7,018

Other Comprehensive Income

Unrealized holding gains (losses) arising during period on debt securities available for sale	1,921	(1,322)	1,282
Reclassification adjustment for losses included in net income	-	440	-

Tax effect	(218)	710	-

Net of tax	1,703	(172)	-

Other comprehensive gain (loss), net	1,703	(172)	1,282

Comprehensive Income	$5,969	$5,706	$8,300

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2025, 2024 and 2023

(in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	(Loss)	Stock	Total
Balance at January 1, 2023	$592	$27,994	$58,122	$(4,670)	$(1,305)	$80,733
Net income	-	-	7,018	-	-	7,018
Other comprehensive gain	-	-	-	1,282	-	1,282
Cash dividends	-	-	(4,042)	-	-	(4,042)
Balance at December 31, 2023	592	27,994	61,098	(3,388)	(1,305)	84,991
Net income	-	-	5,878	-	-	5,878
Other comprehensive loss	-	-	-	(172)	-	(172)
Common stock issued	29	5,283	-	-	1,705	7,017
Treasury stock purchased	-	-	-	-	(400)	(400)
Cash dividends	-	-	(80)	-	-	(80)
Balance at December 31, 2024	621	33,277	66,896	(3,560)	-	97,234
Net income	-	-	4,266	-	-	4,266
Other comprehensive gain	-	-	-	1,703	-	1,703
Cash dividends	-	-	(434)	-	-	(434)
Balance at December 31, 2025	$621	$33,277	$70,728	$(1,857)	$-	$102,769

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2025, 2024 and 2023

(in thousands)

	2025	2024	2023
Operating Activities
Net income	$4,266	$5,878	$7,018
Adjustments to reconcile net income to net cash provided by operating activities
(Reversal of) provision for loan and lease losses	(1,370)	1,660	1,731
Depreciation	756	742	801
Amortization of core deposit intangibles	180	179	179
Net loss on sales of debt securities	-	440	-
Net loss on sales of foreclosed assets	99	-	44
Net loss on sales of premises and equipment	25	-	1
Net loss (gain) on sales of loans held for sale	1,887	(59)	-
Deferred tax expense (benefit)	1,153	(3,920)	-
Amortization of discounts and premiums on debt securities	308	578	748
Earnings on bank-owned life insurance policies	(436)	(363)	(391)
Changes in assets and liabilities
Net increase in loans held-for-sale	(622)	(1,486)	(125)
Accrued interest receivable	1,045	(446)	(2,009)
Other assets	(134)	(386)	(521)
Accrued interest payable	(77)	(160)	1,744
Other liabilities	(5,635)	(905)	774
Total adjustments	(2,821)	(4,126)	2,976
Net Cash Provided by Operating Activities	1,445	1,752	9,994

Investing Activities
Proceeds from maturities, paydowns, and sales of debt securities available for sale	5,215	330,222	5,107
Proceeds from maturities and paydowns of debt securities held to maturity	183	174	167
Purchases of debt securities available for sale	(1,104)	(328,400)	-
Proceeds from redemption of restricted stock	12,671	3,003	2,772
Purchases of restricted stock	(3,606)	(6,286)	(5,851)
Proceeds from sales of foreclosed assets	1,401	-	6
Decrease (increase) in loans, net	288,345	(53,993)	(265,490)
Purchases of premises and equipment	(143)	(187)	(300)
Net Cash Provided by (Used in) Investing Activities	302,962	(55,467)	(263,589)

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2025, 2024 and 2023

(in thousands)

	2025	2024	2023
Financing Activities
Increase (decrease) in deposits	(132,307)	8,731	236,287
Proceeds from FHLB advances	3,020,000	7,019,000	5,260,500
Repayments of FHLB advances	(3,225,125)	(6,975,120)	(5,199,117)
Proceeds from other borrowings	-	-	15,000
Proceeds from subordinated debt	-	8,700	22,725
Repayments of other borrowings	(22,195)	(224)	(226)
Repayments of subordinated debt	(24,408)	-	-
Net change in fed funds purchased and repurchase agreements	(1,109)	(649)	(21,985)
Purchase of treasury stock	-	(400)	-
Dividends paid	(434)	(80)	(4,042)
Net Cash Provided by (Used in) Financing Activities	(385,578)	59,958	309,142

Net Change in Cash and Cash Equivalents	(81,171)	6,243	55,547
Cash and Cash Equivalents, Beginning of Year	164,083	157,840	102,293
Cash and Cash Equivalents, End of Year	$82,912	$164,083	$157,840

Supplemental Schedule of Operating and Investing Activities
Interest paid	$42,878	$41,066	$29,637
Income taxes paid	$2,774	$666	$-
Transfer from ACL to ACL on unfunded commitments related to adoption of ASC 326	$-	$-	$(1,846)

Supplemental Schedule of Financing Activities
Issuance of stock through convertible notes	$-	$(7,017)	$-

See Notes to Consolidated Financial Statements

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 1 - Summary of Significant Accounting Policies

The accounting and reporting policies of Wichita Falls Bancshares, Inc. and Subsidiaries (the Company) are in accordance with accounting principles generally accepted in the United States of America. A summary of the more significant policies follows:

Nature of Operations

The Company is engaged in traditional community banking activities, which include commercial and retail lending, deposit gathering and investment and liquidity management activities. The Company's primary deposit products are demand deposits, savings deposits and certificates of deposit, and its primary lending products are commercial, commercial real estate, residential real estate, and consumer loans with customers located primarily in Wichita Falls, Southlake and Wise County, Texas, and the surrounding areas. The Bank operates under a national bank charter and is subject to regulation by the Office of the Comptroller of the Currency (OCC). Bancshares is subject to regulation and oversight from the Federal Reserve Bank of Dallas.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Wichita Falls Bancshares, Inc. (Bancshares) and its wholly owned subsidiaries, First National Bank (the Bank) and 114 Dove LLC. 114 Dove LLC is a non-bank subsidiary.  These entities are collectively referred to herein as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity under accounting principles generally accepted in the United States of America. Voting interest entities are those in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and provides the equity holders with the obligation to absorb losses, the right to receive residual returns, and the right to make decisions about the entity's activities. The Company consolidates voting interest entities in which it has all the voting interest. As defined in applicable accounting standards, variable interest entities (VIEs) are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in an entity is present when an enterprise has a variable interest, or a combination of variable interests, that will absorb a majority of the entity's expected losses, receive a majority of the entity's residual returns, or both. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Company's wholly owned subsidiaries, Wichita Falls Statutory Trust I (Trust I) and Chico Statutory Trust I, are VIEs for which the Company is not the primary beneficiary. Accordingly, the accounts of these entities are not included in the Company's consolidated financial statements.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. The material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for credit losses.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Concentrations of Credit Risk

A significant portion of the Company's loans are collateralized by real estate and related assets located in the markets it serves. Accordingly, the ultimate collectability of this portion of the Company's loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in local market conditions.

The Company maintains its cash in bank deposit accounts which exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per insured bank, for each account ownership category. At December 31, 2025, and December 31, 2024, the Company had approximately $19,847,000 and $30,226,000 respectively, in excess of FDIC-insured limits.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits in other banks with maturities of less than three months, and federal funds sold. Federal funds are normally sold for one-day periods. The Company normally considers all highly liquid investments with an initial maturity less than ninety days to be cash equivalents. Cash flows from loans, mortgage loans held-for-sale, and deposits are reported net.

Debt Securities

Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities not classified as held to maturity or trading are classified as available for sale. Debt securities classified as available for sale are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of available for sale debt securities are recorded on the trade date and are determined using the specific identification method.

Allowance for Credit Losses – Held to Maturity Securities

Management measures expected credit losses on held to maturity debt securities on a collective basis by major security type. Accrued interest receivable on held to maturity debt securities totaled approximately $0 and $1,000 at December 31, 2025 and 2024, respectively, and is excluded from the estimate of credit losses.

The estimate of expected credit losses on state and municipality securities considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. Changes in the allowance for credit losses on held to maturity debt securities are recorded as a component of provision for credit losses in the consolidated statements of income. Losses are charged against the allowance for credit losses when the Company believes the uncollectability of a held to maturity debt security is confirmed.

Allowance for Credit Losses – Available for Sale Securities

For available for sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available for sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Changes in the allowance for credit losses are recorded as a component of provision for credit losses in the income statement. Losses are charged against the allowance when management believes the uncollectability of an available for sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Accrued interest receivable on available for sale debt securities totaled approximately $505,000 and $529,000 at December 31, 2025 and 2024, respectively and is excluded from the estimate of credit losses.

Restricted Stock

The Bank, as a member of the Federal Reserve and Federal Home Loan Bank systems, is required to maintain investments in the capital stock based on the level of borrowings and other factors. No ready market exists for these stocks, and they have no quoted market value.  Investments in equity securities without readily determinable fair values are measured at cost minus impairment (if any) and adjusted for any observable price changes in orderly transactions of identical securities or similar securities of the same issuer. Both cash and stock dividends are reported as income.

Fair Value Measurements

The Company determined the fair value of certain assets in accordance with the provisions of FASB Accounting Standards Codification Topic Accounting Standards Codification 820, Fair Value Measurements, which provides a framework for measuring fair value under generally accepted accounting principles. Fair value is defined as the exchange price that would be received for an asset in the principal or most advantageous market for the asset in an orderly transaction between market participants on the measurement date. It is required that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. The Standard also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Level 1 inputs consist of quoted prices in active markets for identical assets that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset. Level 3 inputs are unobservable inputs related to the asset.

Loans Held-for-Sale

The Company has elected fair value accounting for mortgage loans held-for-sale. Mortgage loans held-for-sale originated are carried at fair value, with fair value being equal to the committed loan sales price. Any changes in fair value for loans reported at fair value, is recognized in gain on sale of loans.

Loans

Loans are reported at their outstanding unpaid principal balance adjusted for any charge-offs and the allowance for credit losses.

Interest income is accrued on the unpaid principal balance. The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Past due status is based on contractual terms of the loan. Loans are placed on non-accrual or charged-off at an earlier date if

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

collection of principal or interest is considered doubtful. All current year interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. All prior year interest accrued but not collected is charged-off against the allowance for credit losses. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Company has determined that the accounting for nonrefundable fees and costs associated with originating or acquiring loans does not have a material effect on their financial statements. As such, these fees and costs have been recognized during the period they are collected and incurred, respectively.

Accrued interest receivable totaled approximately $5,083,000 and $6,104,000 at December 31, 2025 and 2024, respectively and is reported in accrued interest receivable on the consolidated balance sheets and is excluded from the estimate of credit losses.

Allowance for Credit Losses - Loans

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the loan balance is uncollectible. Subsequent recoveries, if any, are credited to the allowance.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements. The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The Company has identified the following portfolio segments and measures the allowance for credit losses using the following methods: commercial loans, equipment finance leases, and commercial and residential real estate loans are evaluated using the discounted cash flow method, while consumer loans are evaluated using the remaining life method.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not also included in the collective evaluation. When management determines that foreclosure is probable or when the borrower is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayments when appropriate. The contractual term excludes expected extensions, renewals, and modifications unless the extension or renewal options are included in the original or modified contract at the reporting date and are not unconditionally cancellable by the Company.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Allowance for Credit Losses - Off-Balance Sheet Credit Exposures

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancelable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision account. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions; changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under credit card arrangements and standby letters of credit. Such financial instruments are recorded when they are funded.

Premises and Equipment

Land is carried at cost. Buildings and improvements and furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization, which are computed principally by the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to operating expenses. Renewals and betterments are added to the asset accounts and depreciated over the periods benefited. Depreciable assets sold or retired are removed from the asset and related accumulated depreciation accounts and any gain or loss is reflected in the income and expense accounts.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2025 and 2024.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other income and other expenses.

Bank Owned Life Insurance

Investment in life insurance contracts is stated at cash surrender value of various insurance policies. The income on the investments is included in non-interest income.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Income Taxes

The Company had elected under the Internal Revenue Code to be an S corporation until January 1, 2024. In lieu of federal corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income taxes has been included in the financial statements for 2023.

On January 1, 2024, the Company elected to revoke the Subchapter S election and began accruing for and paying federal income taxes. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Deferred Compensation

Benefits under deferred compensation contracts are accrued over the period of the employee’s active employment from the time the contract is signed to the employee’s full eligibility date.

Advertising Costs

Advertising costs are expensed as incurred.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Comprehensive Income (Loss)

Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Earnings Per Share

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period.

Earnings per share have been computed on the following:

	2025	2024	2023
Average number of common shares outstanding	620,912	581,588	575,771

Goodwill and Other Intangible Assets

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date.  Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized but are tested for impairment at least annually or more frequently if events and circumstances exist that indicate that a goodwill impairment test should be performed.  Intangible assets with definite useful lives are amortized over their useful lives to their estimated residual values.  Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Other intangible assets consisting of core deposits are amortized on an accelerated method over their estimated useful lives of 10 years.

Revenue From Contracts with Customers

All of the Company’s revenue from contracts with customers in the scope of ASC 606 is recognized in non-interest income.  A description of the Company’s revenue streams accounted for under ASC 606 is described in the following paragraphs.

Service Charges on Deposits

Service charges on deposit accounts consist of account analysis fees (i.e., net fees earned on analyzed business and public checking accounts), monthly service fees, check orders, and other deposit account related fees. The Company’s performance obligation for account analysis fees and monthly service fees is generally satisfied, and the related revenue recognized, over the period in which the service is provided. Check orders and other deposit account related fees are largely transactional based, and, therefore, the Company’s performance obligation is satisfied, and related revenue recognized, at a point in time. Payment for service charges on deposit accounts is primarily received immediately or in the following month through a direct charge to customers’ accounts.

Interchange Income

Interchange income charges are primarily comprised of debit card income, ATM fees, merchant services income, and other service charges. Debit and card income is primarily comprised of interchange fees earned whenever the Company’s debit cards are processed through card payment networks such as Visa. ATM fees are primarily generated when a Company cardholder uses a non-Company ATM or a non-Company cardholder uses a Company ATM. Merchant services income mainly represents fees charged to merchants to process their debit and

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

credit card transactions, in addition to account management fees. Other service charges include revenue from processing wire transfers, bill pay service, cashier’s checks, and other services. The Company’s performance obligation for fees, exchange, and other service charges are largely satisfied, and related revenue recognized, when the services are rendered or upon completion. Payment is typically received immediately or in the following month.

Sale of Foreclosed Assets

The sale of foreclosed assets creates a gain or loss from the sale of foreclosed assets when control of the property transfers to the buyer. When the Company finances the sale to a buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether the Company expects to collect substantially all of the transaction price. Once these criteria are met, the asset is derecognized and the gain or loss on the sale is recognized. In determining the gain or loss on the sale, the Company adjusts the transaction price and related gain (loss) on the sale if the financing does not include market terms.

Subsequent Events

Effective January 1, 2026, the Company was acquired in its entirety by Investar Bank, NA.

The Company has evaluated subsequent events through March 24, 2026, the date which the consolidated financial statements were available to be issued.

Note 2 - Restrictions on Cash and Due from Banks

The Bank was required to have $0 on hand or on deposit with the Federal Reserve Bank at December 31, 2025 and December 31, 2024, to meet regulatory reserve and clearing requirements.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 3 - Debt Securities

Debt securities have been classified in the consolidated balance sheets according to management's intent. The amortized cost, gross unrealized gains, gross unrealized losses, allowance for credit losses and fair value of available for sale and held to maturity debt securities and their approximate fair values at December 31, 2025 and 2024 are as follows (in thousands):

	December 31, 2025
		Gross	Gross	Allowance
	Amortized	Unrealized	Unrealized	for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale
Obligations of states and municipal subdivisions	$27,453	$-	$(2,429)	$-	$25,024
Mortgage-backed securities	13,784	216	(265)	-	13,735
Collateralized mortgage obligations	10,852	210	(81)	-	10,981
Corporate bonds	1,000	-	(2)	-	998
Total available for sale	$53,089	$426	$(2,777)	$-	$50,738

		Gross	Gross		Allowance
	Amortized	Unrecognized	Unrecognized	Fair	for
	Cost	Gains	Losses	Value	Credit Losses
Held to maturity
Obligations of states and municipal subdivisions	$318	$-	$-	$318	$-
Total held to maturity	$318	$-	$-	$318	$-

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

	December 31, 2024
		Gross	Gross	Allowance
	Amortized	Unrealized	Unrealized	for	Fair
	Cost	Gains	Losses	Credit Losses	Value
Available for sale
Obligations of states and municipal subdivisions	$28,659	$-	$(3,278)	$-	$25,381
Mortgage-backed securities	16,367	-	(689)	-	15,678
Collateralized mortgage obligations	13,403	16	(293)	-	13,126
Corporate bonds	1,000	-	(28)	-	972
Total available for sale	$59,429	$16	$(4,288)	$-	$55,157

		Gross	Gross		Allowance
	Amortized	Unrecognized	Unrecognized	Fair	for
	Cost	Gains	Losses	Value	Credit Losses
Held to maturity
Obligations of states and municipal subdivisions	$501	$-	$-	$501	$-
Total held to maturity	$501	$-	$-	$501	$-

The amortized cost and fair value of debt securities at December 31, 2025, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have   the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
Available-for-sale
One year or less	$1,856	$1,863
After one year through five years	17,418	17,344
After five years through ten years	14,601	14,359
After ten years	19,214	17,172
Total	$53,089	$50,738

Held-to-maturity
One year or less	$36	$36
After five years through ten years	282	282
Total	$318	$318

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

There were no sales of available for sale debt securities during the years ended December 31, 2025 or December 31, 2023. There were sales of available for sale debt securities of approximately $20,858,000 during the year ended December 31, 2024.  There were losses of approximately $440,000 on the sales.

Debt securities available for sale with a fair value of approximately $28,968,000 and $21,017,000 at December 31, 2025 and 2024, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes required or permitted by law.

Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2025 and 2024, are summarized as follows (in thousands):

	Continuous Unrealized		Continuous Unrealized
	Losses Existing for Less		Losses Existing for 12
	Than 12 Months		Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

December 31, 2025
Obligations of states and municipal subdivisions	$320	$(1)	$24,019	$(2,428)	$24,339	$(2,429)
Mortgage-backed securities	-	-	4,988	(265)	4,988	(265)
Collateralized mortgage obligations	-	-	1,008	(81)	1,008	(81)
Corporate bonds	-	-	998	(2)	998	(2)
Total available for sale	$320	$(1)	$31,013	$(2,776)	$31,333	$(2,777)

December 31, 2024
Obligations of states and municipal subdivisions	$-	$-	$24,576	$(3,278)	$24,576	$(3,278)
Mortgage-backed securities	10,979	(204)	4,699	(485)	15,678	(689)
Collateralized mortgage obligations	8,209	(129)	1,278	(164)	9,487	(293)
Corporate bonds	-	-	972	(28)	972	(28)
Total available for sale	$19,188	$(333)	$31,525	$(3,955)	$50,713	$(4,288)

There were no unrealized losses on held to maturity securities in 2025 or 2024.

There was no allowance for credit losses established for held to maturity or available for sale securities at December 31, 2025 or December 31, 2024.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Mortgage-Backed Securities

The unrealized loss on twenty-nine investments and forty-two investments at December 31, 2025 and 2024, respectively, in mortgage-backed securities was caused by interest rate increases. The contractual terms of these securities do not permit the issuers to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

State and Municipals

The unrealized loss on fifty-seven investments and fifty-nine investments at December 31, 2025 and 2024, respectively, in state and municipal securities was caused by interest rate increases. The contractual terms of these securities do not permit the issuer to settle the securities at prices less than the amortized cost basis of the securities. Because the Company does not intend to sell the securities and it is not likely the Company will be required to sell the securities before recovery of its amortized cost basis, which may be maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Collateralized Mortgage Obligations

The unrealized loss on eight investments and nineteen investments at December 31, 2025 and 2024, respectively, in collateralized mortgage obligations was caused by interest rate increases. The contractual terms of these securities do not permit the issuers to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Corporate Bonds

The unrealized loss on one investment at December 31, 2025 and 2024 in corporate bonds was caused by interest rate increases. The contractual terms of this security does not permit the issuer to settle the security at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis, which may be at maturity, the Company considers the decline in value of these securities to be temporary and not attributable to credit losses.

Note 4 - Restricted Stock

The following investments are included in restricted stock at December 31, 2025 and 2024 (in thousands):

	2025	2024

Federal Reserve stock	$2,531	$2,502
Federal Home Loan Bank stock	805	9,899
The Independent Banker's Bank (TIB)	285	285
	$3,621	$12,686

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

These investments have limited marketability and are considered restricted investments. A minimum investment in Federal Reserve and Federal Home Loan Bank stock is required for membership. These investments are carried at cost and evaluated annually for impairment. No impairment loss was recorded in years ended December 31, 2025 or 2024.

Note 5 - Loans and Allowance for Credit Losses

A summary of loans by major category at December 31, 2025 and 2024 are as follows (in thousands):

	2025	2024

Commercial	$82,825	$86,573
Equipment finance leases	74	96
Commercial real estate	729,787	892,331
Residential real estate	163,418	285,242
Consumer	5,522	7,349
	981,626	1,271,591
Less allowance for credit losses	(10,596)	(10,815)
Loans, net	$971,030	$1,260,776

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The following table presents the activity in the allowance for credit losses by portfolio segment for the years ended December 31, 2025, 2024 and 2023 (in thousands):

	December 31, 2025
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total
Allowance for Credit Losses
Balance, beginning of period	$(113)	$-	$2,411	$8,517	$-	$10,815
Charge-offs	(218)	-	-	(232)	(30)	(480)
Recoveries	72	-	-	-	26	98
Provisions for credit losses	8	6	121	27	1	163
Balance, end of period	$(251)	$6	$2,532	$8,312	$(3)	$10,596

	December 31, 2024
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total

Allowance for Credit Losses
Balance, beginning of period	$878	$-	$1,246	$8,141	$73	$10,338
Reallocation of ACL for off-balance sheet credit exposures	-	-	-	100	-	100
Charge-offs	(1,189)	-	-	(96)	(89)	(1,374)
Recoveries	85	-	-	-	6	91
Provisions for credit losses	113	-	1,165	372	10	1,660
Balance, end of period	$(113)	$-	$2,411	$8,517	$-	$10,815

	December 31, 2023
		Equipment	Commercial	Residential
	Commercial	Finance Leases	Real Estate	Real Estate	Consumer	Total
Allowance for Credit Losses
Balance, beginning of period, prior to adoption of ASC 326	$772	$100	$6,891	$3,772	$54	$11,589
Impact of adopting ASC 326	-	-	-	(1,846)	-	(1,846)
Charge-offs	(1,122)	-	-	-	(116)	(1,238)
Recoveries	23	-	79	-	-	102
Provisions for credit losses	1,205	(100)	(5,724)	6,215	135	1,731
Balance, end of period	$878	$-	$1,246	$8,141	$73	$10,338

In addition to the allowance for credit losses on loans, the Company has established an allowance for credit losses on off-balance sheet exposures of approximately $212,000 at December 31, 2025 and $1,746,000 at December 31, 2024.  The following table presents the activity in the allowance for credit losses on off-balance sheet exposures for the years ended December 31, 2025, 2024 and 2023.

	2025	2024	2023
Balance, beginning of period	$1,746	$1,846	$-
Impact of adopting ASC 326	-	-	1,846
Reversal of excess	(1,534)	-	-
Reallocation to ACL	-	(100)	-
Balance, end of year	$212	$1,746	$1,846

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, public information and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial and residential real estate and commercial loans. This analysis is performed on an ongoing basis as new information is obtained. The Company uses the following definitions for risk ratings:

Pass – Loans classified as pass represent loans that are evaluated and are performing under the stated terms. Pass rated assets are analyzed by the paying capacity, the current net worth, and the value of the loan collateral of the obligor.

Special Mention – Loans classified as special mention possess potential weaknesses that require management attention, but do not yet warrant adverse classification. While the status of a loan put on this list may not technically trigger their classification as substandard or doubtful, it is considered a proactive way to identify potential issues and address them before the situation deteriorates further and does result in a loss for the Company.

Substandard – Loans classified as substandard are inadequately protected by the current net worth, paying capacity of the obligor, or by the collateral pledged. Substandard loans must have a well-defined weakness or weaknesses that jeopardize the repayment of the debt as originally contracted. They are characterized by the distinct possibility that the Company will sustain a loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have the weaknesses of those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Loans in this category are allocated a specific reserve based on the estimated discounted cash flows from the loan (or collateral value less cost to sell for collateral dependent loans) or are charged-off if deemed uncollectible.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Based on the most recent analysis performed, the risk category by class of loans is as follows (in thousands):

	Term Loans Amortized Cost Basis by Origination Year
						Revolving
						Loans Amortized
	2025	2024	2023	2022	Prior	Cost Basis	Total
As of December 31, 2025
Commercial:
Pass	$25,822	$6,877	$10,373	$14,422	$7,967	$15,394	$80,855
Special Mention	-	-	640	1,227	-	-	1,867
Substandard	-	-	29	53	21	-	103
Doubtful	-	-	-	-	-	-	-
Total commercial loans	$25,822	$6,877	$11,042	$15,702	$7,988	$15,394	$82,825

Current period gross charge-offs	$-	$-	$74	$72	$72	$-	$218

Equipment finance leases:
Pass	$74	$-	$-	$-	$-	$-	$74
Special Mention	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-
Total equipment finance leases	$74	$-	$-	$-	$-	$-	$74

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Commercial real estate:
Pass	$27,048	$29,165	$77,046	$412,213	$177,712	$4,120	$727,304
Special Mention	-	-	-	23	1,225	-	1,248
Substandard	-	-	-	1,235	-	-	1,235
Doubtful	-	-	-	-	-	-	-
Total commercial real estate loans	$27,048	$29,165	$77,046	$413,471	$178,937	$4,120	$729,787

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Residential real estate:
Pass	$24,144	$69,161	$35,016	$30,970	$4,127	$-	$163,418
Special Mention	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-
Total residential real estate loans	$24,144	$69,161	$35,016	$30,970	$4,127	$-	$163,418

Current period gross charge-offs	$-	$-	$-	$232	$-	$-	$232

Consumer:
Pass	$1,942	$1,854	$776	$407	$289	$152	$5,420
Special Mention	-	-	-	-	-	-	-
Substandard	-	62	34	-	6	-	102
Doubtful	-	-	-	-	-	-	-
Total consumer loans	$1,942	$1,916	$810	$407	$295	$152	$5,522

Current period gross charge-offs	$6	$9	$-	$11	$4	$-	$30

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

	Term Loans Amortized Cost Basis by Origination Year
						Revolving
						Loans Amortized
	2024	2023	2022	2021	Prior	Cost Basis	Total
At December 31, 2024
Commercial:
Pass	$24,692	$16,642	$20,842	$5,614	$4,255	$10,689	$82,734
Special Mention	471	758	1,376	-	-	100	2,705
Substandard	49	127	203	32	-	-	411
Doubtful	-	723	-	-	-	-	723
Total commercial loans	$25,212	$18,250	$22,421	$5,646	$4,255	$10,789	$86,573

Current period gross charge-offs	$-	$626	$366	$128	$68	$1	$1,189

Equipment finance leases:
Pass	$87	$-	$-	$9	$-	$-	$96
Special Mention	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-
Total equipment finance leases	$87	$-	$-	$9	$-	$-	$96

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Commercial real estate:
Pass	$41,234	$184,982	$424,222	$93,132	$121,241	$5,166	$869,977
Special Mention	-	-	718	80	15,718	-	16,516
Substandard	-	835	4,490	-	56	457	5,838
Doubtful	-	-	-	-	-	-	-
Total commercial real estate loans	$41,234	$185,817	$429,430	$93,212	$137,015	$5,623	$892,331

Current period gross charge-offs	$-	$-	$-	$-	$-	$-	$-

Residential real estate:
Pass	$87,359	$108,407	$78,824	$9,531	$-	$-	$284,121
Special Mention	-	-	-	357	-	-	357
Substandard	-	-	764	-	-	-	764
Doubtful	-	-	-	-	-	-	-
Total residential real estate loans	$87,359	$108,407	$79,588	$9,888	$-	$-	$285,242

Current period gross charge-offs	$-	$-	$55	$41	$-	$-	$96

Consumer:
Pass	$4,023	$1,497	$1,043	$287	$453	$-	$7,303
Special Mention	-	-	-	-	-	-	-
Substandard	-	19	27	-	-	-	46
Doubtful	-	-	-	-	-	-	-
Total consumer loans	$4,023	$1,516	$1,070	$287	$453	$-	$7,349

Current period gross charge-offs	$7	$33	$5	$43	$1	$-	$89

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Consumer loans are managed on a pool basis due to their homogeneous nature. Loans that are delinquent 90 days or more or are not accruing interest are considered nonperforming. The following table presents the recorded investments in consumer loans by class based on payment activity at December 31, 2025 and 2024 (in thousands):

	December 31, 2025
	Performing	Nonperforming
Consumer	$5,406	$116

	December 31, 2024
	Performing	Nonperforming
Consumer	$7,260	$89

The following table presents the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of December 31, 2025 and 2024 (in thousands):

	December 31, 2025
	Nonaccrual		Loans Past
	With No		Due Over
	Allowance		89 Days
	for Credit Loss	Nonaccrual	Still Accruing
Commercial	$29	$103	$38
Equipment finance leases	-	-	-
Commercial real estate	-	-	579
Residential real estate	-	1,235	702
Consumer	-	103	13
Total	$29	$1,441	$1,332

	December 31, 2024
	Nonaccrual		Loans Past
	With No		Due Over
	Allowance		89 Days
	for Credit Loss	Nonaccrual	Still Accruing
Commercial	$103	$424	$87
Equipment finance leases	-	6	-
Commercial real estate	1	1	-
Residential real estate	2,410	6,630	837
Consumer	39	46	4
Total	$2,553	$7,107	$928

The Company recognized approximately $37,000 and $158,000 of interest income on nonaccrual loans during the years ended December 31, 2025 and December 31, 2024, respectively.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The following table presents the amortized cost basis of collateral-dependent loans, by the primary collateral type, which are individually evaluated to determine expected credit losses, and the related allowance for credit loss allocated to these loans as of December 31, 2025 and 2024:

	December 31, 2025
	Collateral Type
	Real Estate	Equipment	Other	Total	ACL
Commercial	$-	$-	$103	$103	$22
Equipment finance leases	-	-	-	-	-
Commercial real estate	-	-	-	-	-
Residential real estate	1,235	-	-	1,235	68
Consumer	-	-	103	103	20
Total	$1,235	$-	$206	$1,441	$110

	December 31, 2024
	Collateral Type
	Real Estate	Equipment	Other	Total	ACL
Commercial	$-	$45	$379	$424	$157
Equipment finance leases	-	6	-	6	-
Commercial real estate	1	-	-	1	-
Residential real estate	6,630	-	-	6,630	455
Consumer	-	-	46	46	7
Total	$6,631	$51	$425	$7,107	$619

The following table presents the aging of the amortized cost basis in past due loans as of December 31, 2025 and 2024 by class of loans (in thousands):

	30 - 89 Days	Over 89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2025
Commercial	$1,355	$47	$1,402	$81,423	$82,825
Consumer	107	112	219	5,303	5,522
Equipment finance leases	-	-	-	74	74
Commercial real estate	88	617	705	729,082	729,787
Residential real estate	7,604	1,937	9,541	153,877	163,418
	$9,154	$2,713	$11,867	$969,759	$981,626

	30 - 89 Days	Over 89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2024
Commercial	$647	$87	$734	$85,839	$86,573
Consumer	257	4	261	7,088	7,349
Equipment finance leases	-	-	-	96	96
Commercial real estate	740	-	740	891,591	892,331
Residential real estate	5,259	837	6,096	279,146	285,242
	$6,903	$928	$7,831	$1,263,760	$1,271,591

Occasionally, the Company modifies loans to borrowers in financial distress by providing a reduction in interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collections. When principal forgiveness is provided, the amount of forgiveness is charged-off against the allowance for credit losses.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

There were no modifications of loans to borrowers experiencing financial difficulty that occurred during 2025 or 2024 and no previously modified loans defaulted during the years ended December 31, 2025 or December 31, 2024.

The Company has made no commitments to lend additional funds on modified loans to borrowers experiencing financial difficulty.

The Company has not purchased any loans during 2025 or 2024.  The Company sold approximately $173,808,000 in mortgage loans in 2025 and $63,146,000 in 2024.

The Company has granted loans to principal officers, directors, principal stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties was approximately $0 at December 31, 2025 and 2024.

Note 6 -     Premises and Equipment

The investment in premises and equipment stated at cost at December 31, 2025 and 2024 is as follows (in thousands):

	2025	2024
Land	$2,411	$2,411
Building and improvements	18,322	18,278
Furniture, fixtures and equipment	6,042	6,231
	26,775	26,920
Less accumulated depreciation	(13,076)	(12,583)
Premises and equipment, net	$13,699	$14,337

Depreciation on premises and equipment charged to expense totaled approximately $756,000, $742,000 and $801,000 for the years ended December 31, 2025, 2024 and 2023, respectively.

Note 7 -     Deposits

The carrying amount of deposits at December 31, 2025 and 2024 are as follows (in thousands):

	2025	2024
Non-interest bearing demand accounts	$187,870	$217,335
Interest-bearing checking accounts	71,221	71,721
Limited access money market accounts	354,818	402,104
Savings accounts	29,440	25,511
Brokered CDs	-	70,000
Time deposits, less than $250	213,536	229,240
Time deposits, $250 and greater	165,676	138,957
Total deposits	$1,022,561	$1,154,868

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Maturities of time deposits for each of the next five years are (in thousands):

Certificates of
Deposits
2026	$358,893
2027	14,426
2028	4,907
2029	837
2030	149
$379,212

Deposits from stockholders, officers and directors of the Company amounted to approximately $9,999,000 and $7,335,000 at December 31, 2025 and 2024, respectively. The amounts are included in various interest-bearing and non-interest-bearing deposit accounts.

Note 8 -     Advances from Federal Home Loan Bank and Other Borrowings

As part of its management of interest rate risk, the Company periodically borrows from the Federal Home Loan Bank (FHLB). These advances are at fixed interest rates and are used as a source of funds from which the Company makes fixed rate mortgage loans. These advances are collateralized by a blanket lien on qualifying mortgage loans totaling approximately $460,278,000 and $552,791,000 at December 31, 2025 and 2024, respectively. The advances may be prepaid at any time, but such prepayment may be subject to a penalty or benefit depending upon the movement in market interest rates. At December 31, 2025 and 2024, the Company had approximately $455,196,000 and $336,584,000 available for additional borrowings under this line of credit, respectively.

The Company also occasionally pledges standby FHLB letters of credit for municipalities in lieu of pledging debt securities.  The balances were $5,000,000 and $11,000,000 as of December 31, 2025 and 2024, respectively.

At December 31, 2025 and 2024, the Company had varying short-term and long-term advances outstanding with principal due at maturity and interest due monthly.

The Bank had short-term advances from FHLB of  $64,000 and $205,000,000 as of December 31, 2025 and 2024, respectively.

The Bank had long-term advances from FHLB of $0 as of December 31, 2025 and approximately $189,000 as of December 31, 2024.

FHLB borrowings consisted of various variable rate advances as of December 31, 2025 and 2024 as follows (in thousands):

December 31, 2025			December 31, 2024
Aggregate		Weighted	Aggregate		Weighted
Advance	Interest	Average	Advance	Interest	Average
Amounts	Rates	Rate	Amounts	Rates	Rate
$64	3.61%	3.61%	$205,189	1.395% - 4.65%	4.31%

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

In addition to FHLB advances, the Company has 2 term notes from a financial institution. In January 2022, the first note was financed with an interest rate of 3.85% initially with the rate being adjusted to the greater of 3.25% or the US prime rate in January 2027. Interest was payable semi-annually beginning in July 2022, with interest plus a portion of the principal payable starting in January 2026. This note was paid in full in December 2025.  The second note was financed with an interest rate of 3.85% initially or the US Prime Rate, not to exceed 8.5%. Interest is payable semi-annually beginning in August 2023, with interest plus a portion of the principal payable starting in February 2027. The note matures in February 2036 and is secured by company stock.   Outstanding borrowings on the notes totaled $10,000,000 at December 31, 2025 and $32,000,000 at December 31, 2024.

The Company also entered into a construction loan agreement with a financial institution.  The fixed interest rate is set at 3.25 percent and the note is secured by a deed of trust for Lot 1, Block 1, La Paloma Addition in Southlake, TX.  Principal and interest are due monthly and the note matures on October 30, 2029.  At December 31, 2025 and December 31, 2024, outstanding borrowings totaled approximately $5,141,000 and $5,336,000, respectively.

The contractual maturities of short-term and long-term debt are as follows (in thousands):

Years ending December 31,
2026	$259
2027	695
2028	695
2029	5,306
2030	750
Thereafter	7,500
$15,205

Note 9 -     Securities Sold Under Agreements to Repurchase

Repurchase agreements are secured borrowings.  These repurchase agreements have carrying values of approximately $1,193,000 and $2,302,000 at December 31, 2025 and 2024, respectively.  The Company pledges investment securities to secure those borrowings.  Securities sold under agreements to repurchase are secured by securities with a carrying amount of $1,600,000 and $2,545,000 at December 31, 2025 and 2024, respectively.

Note 10 -    Subordinated Debt

Junior subordinated debentures are due to Wichita Falls Statutory Trust I (Trust I), a 100% owned non-consolidated subsidiary of Wichita Falls Bancshares, Inc. The debentures were issued in conjunction with the Trust's issuance of Company Obligated Mandatorily Redeemable Trust Preferred Securities. With certain exceptions, the amount of the principal and any accrued and unpaid interest on the debentures is subordinated in right of payment to the prior payment in full of all senior and subordinated indebtedness of the Bancshares. Interest on the debentures is payable quarterly commencing September 26, 2003 at a rate equal to the three-month SOFR rate plus 3.1% (7.36% and 8.02% at December 31, 2025 and 2024, respectively). The interest is deferrable on a cumulative basis for up to 20 consecutive quarters. No principal payments are due until maturity on June 26, 2033. The debentures bear the same interest rate and terms as the trust preferred securities discussed below.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

On June 26, 2003, Bancshares, through a private placement, issued $6,000,000 (6,000 shares with a liquidation amount of $1,000 per security) of Floating Rate Cumulative Trust Preferred Securities (TruPS) through Trust I. Bancshares made a required equity contribution of $186,000 to form the Trust. The Trust invested the total proceeds from the equity contribution and the securities sale in Variable Rate Junior Subordinated Debentures (the Debentures) issued by Bancshares. The net proceeds from the sale of the Debentures were used to contribute capital to the Bank and for general corporate purposes. The terms of the TruPS are such that they qualify as Tier I capital under the Federal Reserve Board's regulatory capital guidelines applicable to bank holding companies on a consolidated basis.

With the acquisition of Chico Bancorp, Inc., the Company also assumed ownership of Chico Statutory Trust I that was formed in 2003 and issued $3,000,000 of TruPS to provide capital for First State Bank.  The terms are the same as those for Wichita Falls Statutory Trust I, and the required equity contribution was $93,000 to form the Trust.  As part of the acquisition of Chico Bancorp, Inc., a market value adjustment of approximately $559,000 was recorded at the date of acquisition to reduce the liability to an estimated market value of $2,534,000.

On or after June 26, 2008, and prior to maturity, the Debentures are redeemable, in whole or in part, at the option of the Company. In the event the Debentures are redeemed, a like amount of Trust Preferred Securities will be redeemed at the redemption price of $1,000, plus accrued interest to the date of redemption. The Trust's obligations under the Trust Preferred Securities are fully and unconditionally guaranteed by Bancshares. The Debentures balance related to Trusts is $8,720,000 at December 31, 2025 and December 31, 2024.

In November 2023, Bancshares began issuing convertible subordinated debt to individual investors or entities in order to prepare for conversion from a Subchapter S corporation to a C corporation.  The notes matured 24 months from the original issuance date and had a fixed interest rate of 8% to be paid quarterly in arrears beginning in January 2024. After June 2024 the notes were convertible at the discretion of the purchaser into shares of WFBI common stock.  The per share conversion price was one times the per share book value of WFBI’s common stock, determined by the audited financial statements as of December 31, 2023. If converted after December 31, 2024, the per share conversion price was 1.15 times the per share book value of WFBI’s common stock, determined by the audited financial statements as of December 31, 2023. There were no notes issued and outstanding on December 31, 2025.  There were 52 notes issued and outstanding with a total balance of $22,725,000 on December 31, 2024. During 2024, 37 notes for approximately $7,017,000 were converted to 47,525 shares of common stock.

Note 11 -     Short-Term Borrowings

In addition to the borrowing capacity at FHLB, the Company has established $30,000,000 in unsecured lines of credit for overnight purchase of federal funds. These lines may be cancelled without any prior notification. At December 31, 2025 and December 31, 2024 there were no outstanding balances.

Note 12 -   Commitments and Contingencies

In the ordinary course of business, the Company may be subject to litigation. Based upon the available information and advice from the Company's legal counsel, management does not believe that any potential, threatened, or pending litigation to which it is a party will have a material adverse effect on the Company's liquidity, financial condition, or results of operations.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 13 -   Off-Balance-Sheet Activities

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 2025 and 2024, the amounts of these financial instruments were as follows (in thousands):

	2025	2024
Financial instruments whose contract amounts represent credit risks
Commitments to extend credit and unfunded commitments	$77,063	$207,668
Standby letters of credit	839	727

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are written conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The Company's policies generally require that letter of credit arrangements contain security and debt covenants similar to those contained in loan arrangements. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the table above. If the commitment is funded, the Company would be entitled to seek recovery from the customer. As of December 31, 2025 and 2024, there were no amounts recorded as liabilities for the Company's potential obligations under these guarantees.

Note 14 -   Employee Benefit Plans

The Company has a defined contribution profit sharing plan for all employees that meet certain age and service requirements. Under the plan, employees may elect to defer up to 20% of their salary subject to the Internal Revenue Service limits. The Company may, at its discretion, contribute to the plan an amount determined annually by the Board of Directors. The Company's expense for contributions to the plan was approximately $422,000, $436,000 and $466,000 in 2025, 2024 and 2023, respectively.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The Company maintains several individually designed supplemental deferred compensation agreements which provide a deferred compensation benefit payable at retirement or death. The liability under the agreements is recorded based upon the present value of the deferred compensation benefits. At December 31, 2025 and 2024, the Company's accrued liability under the agreements totaled $0 and $3,562,000, respectively. Deferred compensation expense of approximately $53,000, $276,000 and $428,000 was recorded for 2025, 2024 and 2023, respectively. The Company has purchased life insurance policies to fund the benefits payable pursuant to the agreements. The Company is owner and beneficiary of the life insurance policies with aggregate death benefits of approximately $27,714,000 and $27,980,000 at December 31, 2025 and 2024, respectively. At December 31, 2025 and 2024, the life insurance policies have cash surrender values of approximately $13,740,000 and $13,606,000, respectively.

Note 15 -   Significant Group Concentrations

The majority of the Company’s loans, commitments to extend credit and standby letters of credit have been granted to customers located within Texas. Although the Company’s loan portfolio is diversified, a substantial portion of the Company’s ability to honor their contracts is dependent upon the local business economy in which the Company operates. The concentration of credit by type of loan is set forth in Note 5.

In addition, the nature of the Company’s business requires that it maintain amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Note 16 -   Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Common Equity Tier 1 Capital (“CET1”), Tier 1 Capital, Total Capital and leverage ratio of Tier 1 Capital. The requirements are:

●	4.5% based upon CET1
●	6.0% based upon tier 1 capital
●	8.0% based on total regulatory capital
●	Leverage ratio of Tier 1 Capital assets equal to 4%

As of December 31, 2025 and 2024, management believes the Bank met all capital adequacy requirements to which they are subject. As of September 30, 2024, the most recent notification from the Bank’s primary regulator, Office of the Comptroller of the Currency, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank's category.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The Bank's actual and required capital amounts and ratios are as follows (dollars in thousands):

					Minimum Required		Required to be Well
					for Capital		Capitalized
			Minimum Required		Adequacy Purposes		under the Prompt
			for Capital		including Capital		Corrective Action
	Actual		Adequacy Purposes		Conservation Buffer		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2025
Common Equity Tier 1 (to risk-weighted assets)	$102,413	13.64%	$33,784	4.50%	$52,553	7.00%	$48,799	6.50%

Total capital (to risk- weighted assets)	$111,815	14.89%	$60,060	8.00%	$78,829	10.50%	$75,076	10.00%

Tier 1 capital (to risk-weighted assets)	$102,413	13.64%	$45,045	6.00%	$63,814	8.50%	$60,060	8.00%

Tier 1 capital (to average weighted assets)	$102,413	8.34%	$30,030	4.00%	$30,030	4.00%	$37,538	5.00%

As of December 31, 2024
Common Equity Tier 1 (to risk-weighted assets)	$146,028	14.33%	$45,844	4.50%	$71,313	7.00%	$66,220	6.50%

Total capital (to risk- weighted assets)	$158,589	15.57%	$81,501	8.00%	$106,970	10.50%	$101,876	10.00%

Tier 1 capital (to risk-weighted assets)	$146,028	14.33%	$61,126	6.00%	$86,595	8.50%	$81,501	8.00%

Tier 1 capital (to average weighted assets)	$146,028	10.32%	$40,751	4.00%	$66,220	4.00%	$50,938	5.00%

Note 17 -   Fair Value of Financial Instruments

Fair Value Measurements

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there is no quoted market price for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at a measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

In accordance with this guidance, the Company groups its financial asset generally measured at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.

●

Level 1: Valuation is based on quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

●

Level 2: Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

●

Level 3: Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined by pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

When available, the Company attempts to use quoted market prices to determine fair value and classifies such items as Level 1 or Level 2. If quoted market prices are not available, fair value is often determined using model-based techniques incorporating various assumptions, including interest rates, prepayment speeds, and credit losses. Assets and liabilities valued using model-based techniques are classified as either Level 2 or Level 3, depending on the extent to which the valuation inputs are based on market data obtained from independent sources.

The Company measured securities available for sale on a recurring basis. Fair values are based upon quoted market prices, where available, categorized as Level 1. When quoted market prices are not available, the fair values of investment securities were generally determined based on matrix pricing. Matrix pricing is a mathematical technique that utilizes observable market inputs including, for example, yield curves, credit ratings and prepayment speeds. Fair values determined using matrix pricing are generally categorized as Level 2 in the fair value hierarchy.

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The Company measures loans held-for-sale on a recurring basis. Internally originated secondary market loans held-for-sale are measured at fair market value for which an active secondary market and readily available market prices exist, and are generally categorized as Level 2. Income derived from the gain on sale, or “yield spread,” of these loans is recorded at closing in the form of an accounts receivable, and related direct loan origination costs, when incurred. Measuring these assets at fair value allows the Company to better match the revenues and expenses associated with producing these loans in the period in which they are closed.

The following table summarizes financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2025 and 2024 (in thousands):

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
December 31, 2025
Available for sale
Obligations of states and municipal subdivisions	$-	$25,024	$-	$25,024
Mortgage-backed securities	-	13,735	-	13,735
Collateralized mortgage obligations	-	10,981	-	10,981
Corporate bonds	-	998	-	998
Loans held-for-sale		2,621		2,621
Totals	$-	$53,359	$-	$53,359

December 31, 2024
Available for sale
Obligations of states and municipal subdivisions	$-	$25,381	$-	$25,381
Mortgage-backed securities	-	15,678	-	15,678
Collateralized mortgage obligations	-	13,126	-	13,126
Corporate bonds	-	972	-	972
Loans held-for-sale	-	1,999	-	1,999
Totals	$-	$57,156	$-	$57,156

The Company is required, on a nonrecurring basis, to adjust the carrying value of certain assets or provide valuation allowances related to certain assets using fair value measurements in accordance with generally accepted account principles.

Fair values of assets measured on a nonrecurring basis at December 31, 2025 and 2024 are as follows (in thousands):

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
December 31, 2025
Collateral dependent loans	$-	$-	$1,331	$1,331
	$-	$-	$1,331	$1,331

December 31, 2024
Collateral dependent loans	$-	$-	$6,488	$6,488
	$-	$-	$6,488	$6,488

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The allowance for credit losses for collateral dependent loans are determined based on the fair value of collateral method. Under the fair value of collateral method, the allowance for credit loss is equal to the difference between the carrying value of the loan and the fair value of the collateral less estimated selling costs. The resulting fair value measurement is disclosed in the nonrecurring hierarchy table. Where estimates of fair value used for other collateral supporting commercial loans are based on assumptions not observable in the marketplace, such valuations have been classified as Level 3.

The following table presents the carrying values and estimated fair values of all financial instruments, including those financial assets and liabilities that are not measured and reported at fair value on a recurring basis or are measured at fair value on a non-recurring basis (in thousands):

		December 31, 2025
	Carrying	Total
	Value	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and due from banks	$7,579	$7,579	$7,579	$-	$-
Interest bearing deposits in banks	75,333	75,333	75,333	-	-
Debt securities available for sale	50,738	50,738	-	50,738	-
Debt securities held to maturity	318	318	-	318	-
Loans held-for-sale	2,621	2,546	-	2,546	-
Loans, net	971,030	943,249	-	-	943,249
Interest receivable	5,589	5,589	-	-	5,589

Financial liabilities
Deposits	$1,022,561	$954,213	$-	$-	$954,213
Federal funds and repurchase agreements	1,193	1,193	-	-	1,193
Federal Home Loan Bank advances	64	64	-	-	64
Other borrowings	15,141	15,141	-	-	15,141
Subordinated debentures	8,720	8,720	-	8,720	-
Interest payable	2,100	1,829	-	-	1,829

		December 31, 2024
	Carrying	Total
	Value	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and due from banks	$25,191	$25,191	$25,191	$-	$-
Interest bearing deposits in banks	138,892	138,892	138,892	-	-
Debt securities available for sale	55,157	55,157	-	55,157	-
Debt securities held to maturity	501	501	-	501	-
Loans held-for-sale	1,999	1,942	-	1,942	-
Loans, net	1,260,776	1,224,705	-	-	1,224,705
Interest receivable	6,634	6,634	-	-	6,634

Financial liabilities
Deposits	$1,154,868	$1,077,677	$-	$-	$1,077,677
Federal funds and repurchase agreements	2,302	2,302	-	-	2,302
Federal Home Loan Bank advances	205,189	205,189	-	-	205,189
Other borrowings	37,336	37,336	-	-	37,336
Subordinated debentures	33,128	33,128	-	33,128	-
Interest payable	2,177	2,177	-	-	2,177

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 18 - Income Taxes

Income tax expense (benefit) was as follows at December 31, 2025 and December 31, 2024:

	2025	2024
Current expense (benefit)	$(139)	$1,380
Deferred expense (benefit)	1,153	(3,920)
Total	$1,014	$(2,540)

Year-end tax assets and liabilities were due to the following at December 31, 2025 and December 31, 2024:

	2025	2024
Deferred tax assets:
Allowance for credit losses	(2,225)	(2,271)
ACL for unfunded commitments	(45)	(366)
Securities	(493)	(711)
Accrued lease liability	(1,806)	(2,153)
Intangible assets	48	(98)
Deferred compensation payable	-	(748)
Accrued expenses	(581)	(508)
	(5,102)	(6,855)

Deferred tax liabilities:
Depreciation	329	655
Right of use asset	1,792	2,134
Other	182	146
	2,303	2,935

Net deferred tax asset	$(2,799)	$(3,920)

Effective tax rates differ from the federal statutory rate of 21% for 2025 and 2024 applied to income before income taxes due to the following:

	2025	2024

Tax expense at the federal statutory tax rate	$1,109	$701
Increase (decrease) in tax expense from:
Tax-exempt income	(2,564)	(2,393)
Earnings from company owned life insurance	(517)	(367)
Depreciation	830	837
Accrued expenses	(1,013)	(1,141)
Deferred compensation payable	3,562	-
Other	(393)	(177)
Total tax expense	$1,014	$(2,540)

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 19 – Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) consists of unrealized gains (losses) on available for sale securities and fair value of interest rate contracts. The following are the changes in accumulated other comprehensive income (loss), net of tax.

	December 31, 2025
		Accumulated
	Unrealized	Other
	Gains (Losses)	Comprehensive
	on Securities	Income (Loss)

Beginning Balance	$(3,560)	$(3,560)
Current-period other comprehensive loss	1,703	1,703
Ending Balance	$(1,857)	$(1,857)

	December 31, 2024
		Accumulated
	Unrealized	Other
	Gains (Losses)	Comprehensive
	on Securities	Income (Loss)

Beginning Balance	$(3,388)	$(3,388)
Current-period other comprehensive loss	(172)	(172)
Ending Balance	$(3,560)	$(3,560)

	December 31, 2023
		Accumulated
	Unrealized	Other
	Gains (Losses)	Comprehensive
	on Securities	Income (Loss)

Beginning Balance	$(4,670)	$(4,670)
Current-period other comprehensive income	1,282	1,282
Ending Balance	$(3,388)	$(3,388)

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Note 20 – Parent Company Only Condensed Financial Information

Condensed financial information of Wichita Falls Bancshares, Inc. follows:

CONDENSED BALANCE SHEETS
December 31
	2025	2024
Assets
Cash and cash equivalents	$12,345	$11,391
Investment in subsidiaries	107,950	150,011
Other assets	1,465	1,022
Total assets	$121,760	$162,424

Liabilities and equity
Debt	$18,720	$65,128
Interest payable	-	-
Accrued expenses and other liabilities	-	62
Shareholders' equity	102,769	97,234
Total liabilities and shareholders' equity	$121,489	$162,424

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Years ended December 31

	2025	2024	2023

Dividends from subsidiaries	$54,046	$50	$5,481
Other income	21	24	24
Interest expense	(5,668)	(4,432)	(1,528)
Other expense	(1,784)	(6)	(6)
Income (loss) before income tax and undistributed subsidiary income	46,615	(4,364)	3,971
Income tax benefit	1,415	966	-
Equity in undistributed subsidiary income	(43,764)	9,276	3,047

Net income	$4,266	$5,878	$7,018

Comprehensive income	$5,969	$5,706	$8,300

Wichita Falls Bancshares, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

CONDENSED STATEMENTS OF CASH FLOWS
Years ended December 31

	2025	2024	2023

Operating Activities
Net income	$4,266	$5,878	$7,018
Adjustments:
Equity in undistributed subsidiary income	43,764	(9,276)	(3,046)
Change in other assets	(364)	(960)	6
Change in other liabilities	208	(128)	(281)
Net cash from operating activities	47,874	(4,486)	3,697

Financing Activities
Proceeds from subordinated debt	-	8,700	37,725
Repayments of subordinated debt	(24,408)	-	-
Repayments of other borrowings	(22,000)	-	-
Purchase of treasury stock	-	(400)	-
Paid in capital	-	(6,511)	(25,205)
Dividends paid	(434)	(80)	(4,042)
Net cash from financing activities	(46,842)	1,709	8,478

Net change in cash and cash equivalents	1,032	(2,777)	12,175
Beginning cash and cash equivalents	11,391	14,168	1,993
Ending cash and cash equivalents	$12,423	$11,391	$14,168

Note 21 - Earnings Per Share

The factors used in the earnings per share computation follow:

	2025	2024	2023
Net Income	$4,266	$5,878	$7,018

Average Shares	620,912	581,588	575,771

Earnings per common share	$6.87	$10.04	$12.19